UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 22, 2012

EACO Corporation
(Exact name of registrant as specified in its charter)

Florida	000-14311	59-2597349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 N. Lakeview Avenue, Anaheim, California	92807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(714) 876-2490

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2012, Robert Rist, the Vice President of Sales and Marketing of Bisco Industries, Inc. (“Bisco”), a wholly-owned subsidiary of EACO Corporation (“EACO” and collectively with Bisco, the “Company”), notified the Company of his decision to resign, effective September 1, 2012, from such officer position for personal reasons. The Company expects that Mr. Rist will continue to work at Bisco after the effective date of his resignation, and resume his prior role with Bisco as its Northern Regional Manager. Bisco has appointed Zach Ceiley, the current Northern Regional Manager of Bisco, as its next Vice President of Sales and Marketing, such appointment to be effective September 1, 2012.

Zach Ceiley, age 32, has served as the Northern Regional Manager of Bisco since September 2010. Since he joined Bisco in February 2003, Mr. Ceiley has served the Company in a number of capacities in the sales department, including as Cell Manager and Area Manager. Mr. Ceiley has a B.S. degree in Communication from the University of Colorado. He is the son of Glen Ceiley, EACO’s Chairman of the Board, Chief Executive Officer and majority shareholder. Transactions between Glen Ceiley and the Company required to be disclosed under Item 404(a) of Regulation S-K were included under the caption “Certain Transactions” in EACO’s definitive proxy statement filed with the Securities and Exchange Commission on April 6, 2012 and such information is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2012	EACO CORPORATION

/S/ GLEN CEILEY
Glen Ceiley, Chief Executive Officer